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                                                                   EXHIBIT 10.6


                              CONSIGNMENT AGREEMENT


         THIS CONSIGNMENT AGREEMENT (this "Agreement"), is entered into as of the 3 day of November , 1999, by and between FS Management, LLC, Florida limited liability company ("Consignor"), and United Petroleum Group, Inc. ("UPET").

                              PRELIMINARY STATEMENT

         This Agreement is executed in connection with the consummation of a Merger Agreement dated September 29, 1999 (the "Merger Agreement"), pursuant to which F.S. Convenience Stores, Inc.("Farm Stores") , and UPET are merging. As part of that Merger, management employees of Farm Stores are becoming employed by UPET and its affiliates. However, the property, plant and equipment used by Farm Stores management to operate Farm Stores is not involved in the merger being conducted pursuant to the Merger Agreement, since it is owned by Consignor, which is not a party to the Merger Agreement. Nevertheless, Consignor has agreed to allow UPET to possess and use certain furniture, fixtures, equipment and other property, but only on the terms of this Agreement.

         Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties intending to be legally bound hereby covenant and agree as follows:

         1. Consignment and Consigned Property. Consignor hereby consigns to UPET, and UPET hereby accepts such consignment from Consignor, the furniture, fixtures, equipment consisting of the following property, all of which is presently located at the Consignor's headquarters facility in Miami, Florida (collectively, the "Consigned Property"): (a) the AS 400 computer server, and all other computer, communications, and office equipment, and (b) the furniture, fixtures, and improvements; an inventory of all such Consigned Property to be prepared by UPET and acknowledged by Consignor within thirty (30) days of the "Commencement Date" (as defined below). UPET agrees to receive delivery of, hold, protect, maintain, insure and use the Consigned Property as a consignee of Consignor for all purposes and in accordance with the terms and provisions of this Agreement. The agreed insurable value for each item of the Consigned Property (each value for each item, the "Agreed Value") will also be set forth in the inventory to be agreed within 30 days from date of this Agreement with respect to each item of the Consigned Property.

         2. Term of Agreement. The Term of this Agreement shall commence on the date hereof (the "Commencement Date") and shall end on the date that the term of the Management Agreement (hereinafter defined) expires or is validly terminated, for any reason or for no reason (such date, the "Expiration Date"), unless terminated sooner in accordance with the terms and provisions of this Agreement. As used herein, the term "Management Agreement" shall mean that certain Management Agreement, of even date herewith, by and between UPET and Farm Stores Grocery, Inc.


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         3. Location of Consigned Property/Change of Location/UCC Financing
Statements.

               a. The Consigned Property shall remain and be kept at the following address 5800 NW 74th Ave, Miami-Dade, County, Florida (such address, the "Consigned Property Address") and such Consigned Property shall not be removed from the Consigned Property Address without (i) at least 30 days' prior notice to Consignor, (ii) the filing by UPET of UCC financing statements covering the new address for the Consigned Property.

               b. Upon execution of this Agreement, UPET shall also execute and deliver two original UCC financing statements, acceptable to Consignor, evidencing the consignment relationship set forth in this Agreement for recordation with the Secretary of State of Florida and in the County Public Records in which such Consigned Property will be located.

         4. Ownership of Consigned Property. Consignor owns the Consigned Property. Consignor shall continue to be the owner of the Consigned Property during the Term of this Agreement and after the Expiration Date. UPET shall have absolutely no right or interest in the Consigned Property, except in UPET's capacity as "consignee" of the Consigned Property in accordance with the terms and provisions of this Agreement and Applicable Laws (hereinafter defined), provided however that in no event shall UPET have any right or power (express or implied) to offer for sale, market, sell, pledge, mortgage or hypothecate any of the Consigned Property.

         5. Identification Marks on Consigned Property. The Consigned Property has been identified or marked by Consignor with appropriate labels, plates, or other markings stating that the Consigned Property is owned by Consignor and identifying the Consigned Property with specific numbers. Under no circumstances shall UPET, without Consignor's prior consent which consent may be withheld in Consignor's sole and absolute discretion, remove, cover and/or obscure any such identifying markings set forth on such Consigned Property.

         6. UPET's Inspection and Acceptance. UPET acknowledges that UPET has or will inspect every item comprising the Consigned Property and agrees that the Consigned Property is presently in good repair and working condition.

         7. Return of Consigned Property. On the Expiration Date or upon the earlier termination of this Agreement, UPET must immediately surrender possession of the Consigned Property to Consignor in good condition, reasonable wear and tear excepted. UPET shall also deliver to Consignor all keys to the Consigned Property, if any. If possession is not immediately surrendered, Consignor may enter and take control of the Consigned Property and remove such Consigned Property from the Consigned Property Address. If UPET continues to hold the Consigned Property after the Expiration Date or other termination of this Agreement without the written consent of Consignor, UPET must continue to perform every other obligation required of UPET hereunder. Nonetheless, holding over by UPET after the Expiration Date or other termination of the Term will not be construed to extend the Term. UPET shall indemnify Consignor against all claims for damages resulting from any delay by Consignor in delivering possession of the Consigned Property to Consignor or Consignor's designee.


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         8. NO WARRANTIES BY CONSIGNOR. EXCEPT AS EXPRESSLY SET FORTH IN THIS
AGREEMENT WITH RESPECT TO TITLE, CONSIGNOR DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, NOR SHALL ANY WARRANTIES ARISE BY OPERATION OF LAW, AS TO THE CONSIGNED PROPERTY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR PARTICULAR USE, MERCHANTABILITY, DESIGN, CAPACITY, OR PERFORMANCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT THE CONSIGNED PROPERTY IS BEING CONSIGNED TO UPET "AS IS - WHERE IS- WITH ALL FAULTS" WITHOUT ANY REPRESENTATION OR WARRANTY BY CONSIGNOR. CONSIGNOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE CONDITION OF THE CONSIGNED PROPERTY AND UPET ACKNOWLEDGES THAT UPET IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY SUCH STATEMENT OR REPRESENTATION MADE BY CONSIGNOR OR BY ANY OTHER PERSON.

         9. Consigned Property as Personalty. The Consigned Property is, and will at all times remain, personal property, notwithstanding that such property or any part may now be, or may become, attached to, or permanently rest on, real property.

         10. Use, Care and Operation of Property. UPET shall use the Consigned Property in a proper manner, and shall comply with all Applicable Laws and comply with the seller's or manufacturer's instructions relating to the possession, use, maintenance, repair, and operation of the Consigned Property. Without limiting the generality of the foregoing, UPET shall maintain all of the Consigned Property that is subject to a maintenance agreement in accordance therewith, and make all payments under such maintenance agreement as they come due. UPET shall also keep in good standing and shall not default under, all other agreements and arrangements affecting the Consigned Property. UPET shall provide for the registration and licensing of any Consigned Property whenever required. UPET shall permit the Consigned Property to be used only by competent and qualified personnel. The term "Applicable Laws" shall mean the collective reference to all applicable laws, ordinances, orders, rules and regulations of all governmental entities and regulatory agencies, including without limitation, Applicable Laws relating to human health and the environment.

         11. Loss or Damage to Consigned Property. UPET assumes all risks of loss of or damage to the Consigned Property from any cause. No loss of or damage to the Consigned Property shall impair any obligation of UPET under this Agreement and all such obligations shall continue in full force and effect until otherwise discharged. In the event of loss of or damage to the Consigned Property, the following shall apply:

               a. If, in Consignor's judgment, an item of the Consigned Property becomes permanently lost or damaged beyond repair so as to be unusable for the purpose for which the Consigned Property is intended, the Agreement shall terminate with respect to such Consigned Property, UPET shall deliver the damaged Consigned Property (and any applicable insurance




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proceeds) to the Consignor. UPET, however, shall have no liability if the
Consigned Property is not insured, or the insurance is not collectible, or the Consigned Property is lost or destroyed by a peril not insured against.

               b. In the event the loss or damage to any of the Consigned Property is capable of being replaced or repaired, UPET shall have the option of repairing or replacing the Consigned Property at UPET's cost, and the proceeds of any insurance recovered, including the portion applicable to Consignor's interest, shall be applied in paying for the costs of repair or replacement. In all events in which an item of Consigned Property is repaired, improved, or replaced with proceeds from insurance and/or at the Consignor's cost, then such repaired, improved or replaced item shall remain the property of the Consignor and subject to this Agreement. Replacement property that is not purchased with insurance proceeds or at the Consignor's cost shall be owned by UPET, free and clear of the rights and claims of Consignor.

               c. UPET shall notify Consignor within five days of the occurrence of any loss or damage of the Consigned Property, and shall cooperate fully with Consignor and the insurance company in the investigation and processing of all claims, and in the recovery of damages from third persons who are or might be liable. UPET shall assign to Consignor all rights and claims to insurance proceeds in respect of lost or damaged Consigned Property that is replaced by property that is no longer consigned hereunder.

         12. Indemnification/ Personal Injuries and Damages. Any and all liability and responsibility for personal injuries or death of any person in connection with the use, operation, or transportation of the Consigned Property shall be born by UPET. UPET shall indemnify and hold harmless Consignor (for purposes of this paragraph, the term "Consignor" shall include the directors, officers, members, employees and agents of Consignor) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with the Consigned Property or asserted against Consignor on account of any act performed or omitted to be performed by UPET hereunder or on account of any transaction arising out of or in any way connected with the Consigned Property. Without limitation, it is the intention of UPET and UPET agrees that the foregoing indemnities shall apply to Consignor with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable attorneys' fees) which in whole or in part are caused by or arise out of the negligence of Consignor or any other party. Any amount to be paid hereunder shall be a demand obligation of UPET and shall bear interest from the date of demand until paid at the highest lawful rate under Applicable Laws (such rate, the "Default Rate").

         13. Insurance. UPET shall obtain and maintain at all times during the term of this Agreement, at UPET's sole expense, the following insurance coverages:

               a. Fire, flood, vandalism, malicious mischief, burglary, and theft insurance in an amount not less than the Agreed Value for each item of the Consigned Property.



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               b. Bodily injuries insurance of not less than Five Hundred
Thousand Dollars ($500,000.00) per person and One Million Dollars
($1,000,000.00) per accident.

               c. Third party property damage insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000.00).

UPET shall cause Consignor to be named as the loss payee with respect to the Consigned Property and an additional insured, to the extent of Consignor's interest in the Consigned Property. Such insurance shall be endorsed to constitute primary insurance with respect to any other insurance that Consignor may have covering such Consigned Property. UPET further agrees that UPET will deliver to Consignor original certificates of insurance evidencing such insurance and any additional insurance which shall be taken out upon any part of the Consigned Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to Consignor at least fifteen (15) days before any such insurance shall expire. In the event UPET fails to pay the premiums of the insurance policies when due, Consignor may, but is not under any obligation to, pay the premiums. UPET shall within ten days from notice that Consignor has paid the premiums, reimburse Consignor for such payment. If UPET fails to reimburse Consignor for such premiums within the period provided, the amount of unreimbursed premiums shall bear interest at the Default Rate.

         14. Taxes and Fees. UPET shall pay all taxes, assessments, licenses, and registration fees that may now or hereafter be imposed on the ownership, leasing, possession, or use of the Consigned Property. UPET shall furnish Consignor satisfactory proof that such payment has been made before such taxes, assessments, license and registration fees become delinquent. If UPET fails to pay the charges before the delinquency date, Consignor may, but is not obligated to, pay them. UPET shall reimburse Consignor for any such payment within ten days from written notice of payment from Consignor. Any such amounts that remain unreimbursed shall bear interest at the Default Rate.

         15. No Liens or Encumbrances. UPET shall keep the Consigned Property free from any claim, levy, lien, encumbrance, or other legal process. UPET shall notify Consignor of such process within two (2) business days from the receipt of notice of the claim, levy, lien, or legal process. UPET shall pay the cost of defending or removing the claim, levy, lien, or legal process, unless the cost is attributable to the negligence or misconduct of Consignor.

         16. Defaults by UPET. The occurrence of any one of the following events shall constitute a default under this Agreement (any such event, a "default"):

               a. UPET shall fail to pay Consignor any sum of money when due under this Agreement or under any other agreement with Consignor concerning the Consigned Property.

               b. UPET shall fail to maintain any insurance that this Agreement requires UPET to maintain or shall fail to deliver any certificate of such insurance when required by this Agreement.



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               c. UPET shall fail to perform or observe any term, covenant or condition of this Agreement or any other agreement with Consignor concerning the Consigned Property (other than a failure described in the preceding subparagraphs a. and b.) and UPET shall not cure the failure within 10 days after Consignor notifies UPET thereof; but if the failure is of a nature that it cannot be cured within such 10 day period, UPET shall not have committed an event of default if UPET commences the curing of the failure within such 10 day period and thereafter diligently pursues the curing of same and completes the cure within 60 days.

               d. UPET shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of UPET's assets or UPET's interest in this Agreement are levied on by execution or other legal process.

               e. A petition shall be filed by or to have UPET adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by UPET, or any such petitions shall be filed against UPET or such guarantor and shall not be removed within 30 days.

               f. A receiver or trustee shall be appointed for all or substantially all the assets of UPET or for UPET's interest in this Agreement.

               g. UPET shall abandon the Consigned Property or move the Consigned Property from the Consigned Property Address without the prior consent of Consignor.

         17. Consignor's Right to Cure Failure to Perform. In the event UPET fails to make any payment or do any act as provided in this Agreement, Consignor shall have the right, but not the obligation, without notice to or demand on UPET, and without releasing UPET from any obligation under this Agreement, to pay, purchase, contest, or compromise an encumbrance, charge, or lien that, in the sole judgment of Consignor, affects the Consigned Property and in exercising such right, Consignor may incur any liability and expend whatever amounts it may deem necessary. All such expenses incurred by Consignor shall be reimbursed by UPET within ten days from written notice or their being incurred by Consignor. The amount paid by Consignor on behalf of UPET shall bear interest at the Default Rate from the date Consignor made the payment.

         18. Remedies of Consignor. On the occurrence of a default, without notice to or demand on UPET:

               a. Without in any way terminating this Agreement, but terminating UPET's right to possess the Consigned Property, Consignor may take possession of the Consigned Property. No repossession of the Consigned Property, institution of legal proceedings or similar action will be construed as an election by Consignor to terminate or accept a forfeiture of this Agreement or to accept a surrender of the Consigned Property after a default by UPET, unless a written notice of such intention is given by Consignor to UPET; but notwithstanding any such action without such notice, Consignor may at any time thereafter elect in writing to terminate this Agreement by notifying UPET. Upon the termination of this Agreement, Consignor will be


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entitled to recover the costs of performing any of UPET's obligations that should have been but were not satisfied as of the date of such termination.

               b. Consignor may, after a default by UPET, terminate this Agreement, recover possession of the Consigned Property and recover from UPET and UPET shall pay to Consignor upon demand, (i) such expenses as Consignor may incur in recovering possession of the Consigned Property terminating this Agreement, placing the Consigned Property in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including legal fees) paid or incurred by Consignor in exercising any remedy or as a result of the event of default by UPET; and (iii) any other amount necessary to compensate Consignor for all the detriment proximately caused by UPET's failure to perform UPET's obligations under this Agreement or which in the ordinary course of things would be likely to result from such failure.

               c. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies available to Consignor at law, in equity or by statute. Consignor shall be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the enforcement of the covenants herein and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

         19. Assignment or Subconsignment by UPET. UPET shall not assign, subconsign, transfer, pledge, or mortgage any of its rights under this Agreement or any of the property subject to this Agreement, without the prior consent of Consignor which shall not be unreasonably withheld. UPET shall not lend or allow the property consigned to be used by any person other than UPET's employees, without the prior written consent of Consignor. Consignor may assign this Agreement or any of its rights under this agreement without prior notice to UPET and without obtaining UPET's consent. Any such assignee shall have all the rights and obligations of Consignor under this Agreement. However, Consignor shall not be relieved from performing any of its obligations and responsibilities under this Agreement in the event its assignee is unable to do so. The assignment of monies to be received by the UPET from any state, federal or municipal entity for Agreement payments shall be assigned to Consignor or Consignor's designated assignee herein and that such governmental entities shall not assume responsibility for any obligations herein, except for payment of monies.

         20. No Waiver by Consignor. No waiver by Consignor of any provision of this Agreement or of any breach of UPET hereunder shall be deemed to be a waiver of any other provision of this Agreement, or of any subsequent breach by UPET of the same or any other provision. Consignor's consent to or approval of any act by UPET requiring Consignor's consent or approval shall not be deemed to render unnecessary the obtaining of Consignor's consent to or approval of any subsequent act of UPET.

         21. Notice. Any notice, request, demand or other communication required or permitted hereunder (unless otherwise expressly provided therein) shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States


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Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy sent to the intended addressee at the address shown on the signature page of this Agreement or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

         22. Survival of UPET's Representations and Covenants. UPET's representations and covenants under this Agreement shall survive the return of the Consigned Property, whenever the context permits.

         23. Default by Consignor. All covenants of UPET in this Agreement are independent covenants, not conditioned upon Consignor's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein. If Consignor defaults in the performance of any of its obligations under this Agreement, it will have 10 days to cure after UPET notifies Consignor of the default; or if the default is of a nature to require more than 10 days to remedy, Consignor will have the time reasonably necessary to cure it. UPET agrees to serve a notice of claimed default or breach by Consignor upon the lender holding a first mortgage or deed of trust against the Consigned Property if UPET has been made aware of the name and address of such lender. The liability of Consignor to UPET for any default by Consignor under the terms of this Agreement is limited to the interest of Consignor in the Consigned Property and UPET agrees to look solely to Consignor's interest in the Consigned Property for recovery of any judgment from Consignor, it being intended that Consignor shall not be personally liable for any judgment or deficiency.

         24. No Consumer Contract. This Agreement is for commercial purposes, and the parties agree that this Agreement is not, and shall not be construed as, a consumer contract.

         25. Successors and Assigns. Subject to Section 20 of this Agreement, all of the covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         26. No Brokers or Agents. UPET warrants that it has had no dealings with any broker or agent in connection with the negotiation of this Agreement and that it knows of no other brokers or agents who are or might be entitled to a commission in connection with this Agreement. UPET agrees to indemnify and hold harmless Consignor from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents claiming by, through or under UPET.

         27. Time. Time is of the essence in this Agreement and in each and all of the provisions hereof. Whenever a period of days is specified in this Agreement, such period shall refer to calendar days unless otherwise stated in this Agreement; except that whenever a period of time is prescribed in this Agreement for action to be taken, neither party will be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the control of Consignor.

         28. Authority of UPET. UPET and each person signing this Agreement on behalf of UPET represents to Consignor as follows: UPET is a duly authorized and existing corporation under the laws of the State of UPET's formation, UPET has and is qualified to do business in Florida; the corporation, has full right and authority to enter into this Agreement; and each person signing on behalf of the corporation or partnership, as the case may be, was and continues to be authorized to do so.

         29. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         30. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         31. Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         32. Modification or Termination. This Agreement may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

         33. Negation of Partnership. Nothing contained in this Agreement is intended to create any partnership, joint venture or association between the parties hereto or in any way make the either party a co-principal with the other party with reference to the property or the agreements referenced herein and any inferences to the contrary are hereby expressly negated.

         34. Governing Law. The terms and provisions of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws rules of such State) and to applicable federal law.

         35. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions referenced herein and arising in connection the Agreement of the Consigned Property and supersede all prior written or oral understandings and agreements between the parties hereto with respect thereto. Each party hereto hereby acknowledges that, except as incorporated in writing in this Agreement, there are not, and were not, and no persons are or were authorized by such party to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of this Agreement.

         EXECUTED AND AGREED as of the date first above written.

                                REWJB DAIRY PLANT ASSOCIATES



                                By:   /s/ JOSE P. BARED
                                   --------------------------------------------
                                Name:     Jose P. Bared
                                     ------------------------------------------
                                Title:    President
                                      -----------------------------------------


                                UNITED PETROLEUM GROUP, INC.

                                By:   /s/ CARLOS BARED
                                   --------------------------------------------
                                Name:     Carlos Bared
                                     ------------------------------------------
                                Title:    Senior Vice President and C.F.O.
                                      -----------------------------------------